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                              VALLEY RECORD DISTRIBUTORS

                            EMPLOYEE STOCK OWNERSHIP PLAN

                                   AMENDMENT NO. 6

     WHEREAS, Valley Record Distributors, Inc. (the "Company") maintains the Valley Record Distributors Employee Stock Ownership Plan (the "Plan") for the benefit of its eligible Employees; and


     WHEREAS, it is necessary to amend the Plan in connection with the initial public offering ("IPO") of stock of the Company and to reflect the new name of the Company.


     NOW, THEREFORE, the Plan is hereby amended as follows, effective on the effective date of the IPO:


     1. Section 2 is amended by restating the definitions of "Company," "Plan" and "Trust" to read as follows:

     Company .................     Valley Media, Inc., a Delaware corporation.

     Plan ....................     The Valley Media, Inc. Employee Stock
                                   Ownership Plan, which includes the Fixed
                                   Contribution Portion, the Variable
                                   Contribution Portion and the related Trust
                                   Agreement.

     Trust ...................     The Valley Media, Inc. Employee Stock
                                   Ownership Trust, which is governed by the Trust Agreement entered into between the Company and the Trustee.


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     2.   Section 2 is further amended by restating the definitions of "Company
Stock" and "Fair Market Value" to read as follows:

     Company Stock ...........     Shares of common stock issued by the Company,
                                   which stock is readily tradable on an
                                   established securities market and constitutes
                                   "employer securities" under Section 409(l)(1) of the Code.

     Fair Market Value .......     The fair market value of Company Stock, as
                                   determined for all purposes under the Plan by reference to prevailing market prices.



     3.   Section 8 is restated to read as follows:

          Each Participant (or Beneficiary) will be entitled to give confidential directions as to the voting of shares of Company Stock then allocated to his Company Stock Account on all matters presented for a vote of stockholders. Each Participant (or Beneficiary) having shares allocated to his Company Stock Account as of the record date for voting at a stockholder meeting shall be provided with the proxy statement and other materials provided to Company stockholders in connection with such meeting, together with a form upon which confidential voting directions may be given to an independent third party (designated by the Trustee) who will tabulate votes and provide instructions to the Trustee as to the voting of such shares as directed by Participants (or Beneficiaries). The third party shall not disclose the confidential voting directions of any individual Participant (or Beneficiary) to the Trustee, Committee or the Company. Any allocated shares of Company Stock with respect to which voting directions are not


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     received from Participants (or Beneficiaries) and any shares of Company
     Stock held by the Trust which are not then allocated to Participants' Company Stock Accounts shall be voted in the manner determined by the Trustee.


     4. Section 13 is amended by restating the first sentence in the third paragraph thereof to read as follows:

     "Diversification" will be effected by distributing in cash or shares of Company Stock to the Participant the portion of his Company Stock Account with respect to which a "diversification" election is made.


     5.   Section 14(a) is restated to read as follows:

          (a) The Trustee will make distributions from the Trust only as directed by the Committee. Distribution of a Participant's Capital Accumulation will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in whole shares of Company Stock (with only the value of any fractional share paid in cash). Shares of Company Stock distributed by the Trustee shall be readily tradable on an established securities market.


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     6.   Section 14 is further amended by deleting subsection (b) thereof and by redesignating subsections (c), (d) and (e) thereof as (b), (c) and (d).


     7.   Section 15 is restated to read as follows:

     Section 15.  RIGHTS, OPTIONS AND RESTRICTIONS ON COMPANY STOCK.

          Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws, but no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section 15 shall continue to be applicable to Company Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.


     8.   Section 17(c) is amended by deleting paragraph (10) thereof.


     To record the adoption of this Amendment No. 6 to the Plan, the Company has caused it to be executed this 17 day of February, 1999.



                                        VALLEY MEDIA, INC.



                                        By  /s/ Robert R. Cain
                                          -----------------------------
                                            Robert R. Cain


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